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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                            ______________________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)          May 24, 2001
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                             Massey Energy Company
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              (Exact name of Registrant as specified in charter)


       Delaware                         1-7775                    95-0740960
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(State or other jurisdiction       (Commission file             (IRS employer
     of incorporation)                 number)               identification no.)


4 North 4/th/ Street, Richmond, Virginia                             23219
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(Address of principal executive offices)                           (Zip code)


Registrant's telephone number, including area code        (804) 788-1800
                                                   -----------------------------

                                Not applicable
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         (Former name or former address, if changed since last report)
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Item 5.  Other Events.

     This report is being filed for the purpose of updating the description of the capital stock of Massey Energy Company ("Massey Energy"), which has been previously filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, for the purpose of incorporation by reference in future filings under the securities laws.

                         DESCRIPTION OF CAPITAL STOCK

     The following description of our capital stock is based on our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which we refer to in this description as our charter and bylaws, respectively. The following description is qualified in its entirety by reference to our charter and bylaws.

Authorized Capital

     Our charter authorizes the issuance of 150 million shares of common stock, $0.625 par value per share, and 20 million shares of preferred stock without par value. As of April 30, 2001, there were 74,325,137 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Voting Rights

     Holders of our common stock are entitled to one vote per share on all matters voted on generally by shareholders, except the election of directors as to which our charter grants cumulative voting rights to shareholders. Except as otherwise required by law or with respect to any outstanding series of our preferred stock, the holders of our common stock possess all voting power.

     Under our bylaws, shareholder action is effective upon majority vote. However, an affirmative vote of the holders of at least 80% of the voting power of our outstanding shares is required for the approval of any proposal to amend or repeal our bylaws or to:

     . merge or consolidate with another corporation that, together with its affiliates, beneficially owns more than 5% of the voting power of our outstanding shares (such other corporation and its affiliates referred to as a "related corporation");

     . sell or exchange all or substantially all of our assets or business to or with a related corporation; or

     . issue or deliver any stock or other securities in exchange or payment for any assets or property of or securities issued by a related corporation;

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unless such actions are approved by our board of directors before the acquisition by the related corporation of beneficial ownership of more than 5% of the voting power of our outstanding shares.

     Furthermore, the affirmative vote of the holders of at least 80% of the voting power of our outstanding shares must approve changes to provisions in our charter relating to:

     .  amendment of our charter or bylaws;

     .  classification of our board of directors;

     .  prohibition of shareholder action without a meeting;

     .  cumulative voting;

     . vote required for certain extraordinary transactions with related corporations; and

     .  appraisal rights.


Dividend Rights; Rights Upon Liquidation

     Subject to any preferential rights of holders of any of our preferred stock that may be outstanding, holders of shares of our common stock are entitled to receive dividends on their shares of common stock out of assets legally available for distribution when, as and if authorized and declared by our board of directors and to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding-up.

Classification of Our Board of Directors

     Our board of directors is divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of our directors are elected each year. We believe that a classified board of directors will help to assure the continuity and stability of our board of directors and our business strategies and policies as determined by our board of directors because a majority of the directors at any given time will have prior experience as directors at Massey Energy. This provision should also help to ensure that, if confronted with an unsolicited proposal from a third party that has acquired a block of our voting stock, we will have sufficient time to review the proposal and appropriate alternatives and to seek the best available result for all of our shareholders.

     A classified board of directors could prevent a third party who acquires control of a majority of our outstanding voting stock from obtaining control of our board of directors until the second annual shareholders meeting following the date the third party obtains the controlling stock interest. This could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of Massey Energy and could thus increase the likelihood that incumbent directors will retain their positions.

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Miscellaneous

     Holders of our common stock have no preferences or preemptive, conversion or exchange rights. Shares of our common stock will not be liable for further calls or assessments by us, and the holders of our common stock will not be liable for any of our liabilities.

Preferred Stock

     Our charter authorizes our board of directors to provide for the issuance, from time to time, of preferred stock in series and to fix the voting rights, designations, powers, preferences and the relative participating, optional or other rights of the shares, if any, of each series and any qualifications, limitations or restrictions with respect to that series. Because our board of directors will have the power to establish the preferences and rights of the shares of any such series of preferred stock, holders of any of our preferred stock may be afforded voting rights and preferences, powers and rights senior to the rights of holders of our common stock. No shares of our preferred stock are currently outstanding.

Anti-Takeover Provisions of Our Charter and Bylaws and Delaware Law

General

     Our charter, bylaws and Section 203 of the Delaware General Corporation Law contain provisions that may have the effect of impeding the acquisition of control of Massey Energy by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by our board of directors. These provisions are designed to reduce, or have the effect of reducing, our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt that is unfair to our shareholders.

Charter and Bylaw Provisions

     Under our charter, our board of directors has the authority, without further shareholder approval, to issue preferred stock in series and to fix the designations, voting power, preferences and rights of the shares of each series and any qualifications, limitations or restrictions with respect to that series. Under this authority, our board of directors could create and issue a series of preferred stock with rights, preferences or restrictions that have the effect of discriminating against an existing or prospective holder of our capital stock as a result of such holder beneficially owning or commencing a tender offer for a substantial amount of our common stock. One of the effects of authorized but unissued and unreserved shares of preferred stock may be to render more difficult for, or discourage an attempt by, a potential acquiror to obtain control of Massey Energy by means of a merger, tender offer, proxy content or otherwise, and thereby protect the continuity of our management. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of Massey Energy without any further action by our shareholders.

     Other provisions of our charter and bylaws that may make replacing our board more difficult include:

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     .  80% supermajority voting requirements to approve certain extraordinary corporate transactions or certain amendments to our charter and bylaws;

     .  classification of our board of directors;

     . prohibition on shareholders calling a meeting or acting by written consent;

     . requirements for advance notice for raising business or making nominations at shareholder meetings; and

     . ability of our board of directors to increase the size of the board and fill vacancies on the board.

Section 203 of the Delaware General Corporation Law

     We are subject to Section 203 of the Delaware General Corporation Law. The provisions of Section 203 prohibit us from engaging in certain "business combinations" with an "interested shareholder" for a period of three years after the date that the person became an interested shareholder, unless one of the following conditions is satisfied:

     . before the date that the person became an interested shareholder, our board of directors approved the transaction or business combination that resulted in the person becoming an interested shareholder;

     . upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owns at least 85% of our outstanding voting stock; or

     . on or after the date that the person became an interested shareholder, the business combination is approved by our board of directors and by the holders of at least 66 2/3% of our outstanding voting stock, excluding voting stock owned by the interested shareholder.

     Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. Subject to certain exceptions, an "interested shareholder" is a person who together with that person's affiliates and associates owns, or within the previous three years did own, 15% or more of our outstanding voting stock.

Transfer Agent and Registrar

     Mellon Investor Services LLC is the transfer agent and registrar for our common stock.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 24, 2001

                                      MASSEY ENERGY COMPANY



                                      By:   /s/ Roger L. Nicholson
                                           ------------------------------------
                                           Roger L. Nicholson
                                           Vice President, Secretary & General
                                                  Counsel


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